                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               Amendment No. 1 to
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                      HAWAIIAN NATURAL WATER COMPANY, INC.
               ---------------------------------------------------
               (Exact name of registrant as specified in charter)


         Hawaii                                            99-0314848
---------------------------                       ------------------------------
(State of incorporation                                 (I.R.S. employer
   or organization)                                    identification no.)



  248 Mokauea Street
   Honolulu, Hawaii                                          96819
---------------------------                       ------------------------------
 (Address of principal                                    (zip code)
   executive offices)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(C)(1) please check the
following box.     /   /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(C)(2) please check the following box.  /   /

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                   Name of each exchange on which each
    to be so registered                      class is to be registered
   ---------------------                 ------------------------------------
          None                                         None

--------------------------------------------------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                         (i) Common Stock, no par value

                 (ii) Redeemable Common Stock Purchase Warrants
                  (each to purchase one share of Common Stock)

            (iii) Units (each consisting of one share of Common Stock
                and one Redeemable Common Stock Purchase Warrant)

       -------------------------------------------------------------------
                                (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered

         The description of the (i) Common Stock, (ii) Redeemable Common Stock Purchase Warrants and (iii) Units of Hawaiian Natural Water Company, Inc. (the "Company") to be registered hereunder is set forth under the heading "Description of Capital Stock" in the Prospectus constituting Part I of the Company's Registration Statement on Form SB-2 (Registration No. 333-18289) (the "Registration Statement") originally filed by the Company with the Securities and Exchange Commission on December 19, 1996, which description is incorporated herein by reference.

Item 2.  Exhibits

         3.1 Articles of Incorporation, as amended, of the Company are set forth as Exhibit 3.1 to the Registration Statement and are incorporated herein by reference.

         3.2 Bylaws of the Company, as amended, are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         4.1 Specimen of Common Stock Certificate is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

         4.2 Form of Warrant Agreement between the Company and Continental Stock Transfer and Trust Company is set forth as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.

         4.3  Specimen Redeemable Warrant Certificate is set forth as Exhibit
              4.4 to the Registration Statement and is incorporated herein by reference.
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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 3, 1997                      HAWAIIAN NATURAL WATER COMPANY, INC.





                                            By: /s/ Marcus Bender
                                               --------------------------------
                                               Marcus Bender
                                               President and Chief Executive
                                               Officer